UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 30, 2014

 ACE CONSULTING MANAGEMENT, INC.

 (Exact name of registrant as specified in its charter)

Delaware	000-50413	98-0407797
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer of Identification No.)

923 E. Valley Blvd, Suite 103B

San Gabriel, CA 91776

(Address of principal executive offices)(Zip Code)

(626) 307-2273

Registrant's telephone number, including area code

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4).

Item 1.01	Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On July 30, 2014, Ace Consulting Management, Inc. (the “Company”), the majority shareholders of the Company (the “Sellers”) and certain buyers (the “Purchasers”) entered into a stock purchase agreement (the “Stock Purchase Agreement”), whereby the Purchasers purchased from the Sellers, 29,316,924 shares of common stock, par value $0.001 per share, of the Company (the “Shares”), representing approximately 90% of the issued and outstanding shares of the Company, for an aggregate purchase price of $500,000 (the “Purchase Price”). As of the date hereof, the Purchase Price has not been paid and the closing will be scheduled among the parties at a mutually acceptable date.

The foregoing description of the terms of the Stock Purchase Agreement is qualified in its entirety by reference to the provisions of the agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated by reference herein.

Item 5.01	Changes in Control of Registrant.

Reference is made to the disclosure set forth under Items 1.01 and 5.02 of this Report, which disclosure is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

In connection with the Stock Purchase Agreement, on July 30, 2014, Alex Jen submitted to the Company a resignation letter pursuant to which he resigned as the President, Chief Executive Officer and Chief Financial Officer of the Company effectively immediately. He will remain as a member of the Board of Directors of the Company. In addition, Gary A. Tickel resigned from the Board of Directors of the Company. Mr. Jen’s and Mr. Tickel’s resignations were not a result of any disagreements relating to the Company’s operations, policies or practices.

On July 30, 2014, the Board of Directors of the Company accepted the resignations of Mr. Jen and Mr. Tickel and appointed Henry Lee to serve as the President, Chief Executive Officer, Chief Financial Officer and a member of the Board of Directors.

Henry Lee, age 63, has decades of experience in international trading, logistic industry and business investment. Mr. Lee is the founder of Safeco Group in 1985 and was appointed as Managing Director since inception. Mr. Lee has also developed and started new ventures in his past years of business investment in Asia region. Mr. Lee received a B.A. degree in Business Management from Taiwan National Chung Hsing University. Through the years Mr. Lee has developed extensive relationship and significant experience in greater China market. At present Mr. Lee serves as Vice President of Taiwanese Chamber of Commerce Association in Nanning, Guangxi province, China.

Family Relationships

There are no family relationships between Mr. Lee and any previous officers or directors of the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K or Item 404(a) of Regulation S-K.

Employment Agreement

As of the date of this Report, there has not been any material plan, contract or arrangement (whether or not written) to which any of our officers or directors are a party in connection with their appointments as officers or directors of the Company.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	Stock Purchase Agreement, dated July 30, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ACE CONSULTING MANAGEMENT, INC.

Date: August 1, 2014	By:	/s/ Henry Lee
Name: Henry Lee
Title: Chief Executive Officer

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